Contact:	Veronica Garza
Investor Relations
(512) 683-6873

National Instruments Reports Record First Quarter Revenue and Profit
Record Gross Margins Fuel Investments in Long-Term Growth

AUSTIN, Texas – April 28, 2011

Q1 2011 Highlights

•	Revenue of $238 million, up 24 percent year-over-year

•	Record revenue for a first quarter in software, data acquisition, PXI and NI CompactRIO products

•	Record GAAP gross margin of 77.9 percent and non-GAAP gross margin of 78.5 percent

•	Record GAAP and non-GAAP operating income for a first quarter

•	Fully diluted GAAP EPS of $0.25

•	Fully diluted non-GAAP EPS of $0.28

•	Record EBITDA of $ 47.7 million, or $0.40 per share for a first quarter

•	Cash and short-term investments of $385 million as of March 31, 2011

National Instruments (Nasdaq: NATI) today announced Q1 revenue of $238 million, a new first quarter record and a 24 percent increase from Q1 2010. This met the company’s guidance of between $230 million and $244 million, which was provided on Jan. 25, 2011. In Q1, the company’s orders greater than $20,000 grew 29 percent year-over-year, and the average order size reached a new first quarter record of approximately $4,000.

In Q1, GAAP and non-GAAP operating income reached all-time records for a first quarter, and non-GAAP operating margins were the highest for a first quarter since 2001. Net income for Q1 was $30.5 million, with fully diluted earnings per share (EPS) of $0.25, and non-GAAP net income was $33.9 million, with non-GAAP fully diluted EPS of $0.28. EBITDA, or Earnings Before, Interest, Taxes, Depreciation and Amortization, was also a new Q1 record at $47.7 million, or $0.40 per share.

In Q1, GAAP gross margin increased 50 basis points year-over-year to 77.9 percent. Non-GAAP gross margin reached an all-time record of 78.5 percent, an increase of 60 basis points year-over-year.

The company’s non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

"I was extremely pleased with our performance in Q1 as we delivered record revenue and profit for a first quarter, and I would like to thank all of our employees for the hard work they have contributed to this very strong result,” said Dr. James Truchard, co-founder, president and CEO. “Our core platforms of LabVIEW, DAQ, PXI and CompactRIO drove our growth this quarter, and we believe that our commitment to innovation and growing relationships with our customers will continue to drive growth in these strategic platforms."

NI graphical system design product sales were up 25 percent year-over-year. NI instrument control product sales were up 18 percent year-over-year in Q1. During Q1, deferred revenue increased by $6 million, which is double the amount in Q1 last year, and backlog declined by $7 million.

Geographically, revenue in U.S. dollar terms for Q1 2011 compared to Q1 2010 was up 23 percent in the Americas, up 23 percent in Europe and up 29 percent in Asia. In local currency terms, revenue was up 26 percent in Europe and up 29 percent in Asia.

As of March 31, NI had $385 million in cash and short-term investments. The National Instruments Board of Directors approved a quarterly dividend of $0.10 per share on the company’s common stock payable on May 31 to stockholders of record on May 9.

National Instruments Reports Record First Quarter Revenue and Profit
April 28, 2011

Guidance for Q2 2011

While the trends of the global Purchasing Managers Index (PMI) continued to be positive in Q1, the impact of the earthquake and tsunami that struck Japan, the spike in oil prices and U.S. federal budget issues all impacted global business conditions, especially in the automotive sector. These macroeconomic events have made the company incrementally more cautious regarding Q2.

"While we are pleased to see greater than 20 percent year-over-year order growth in April,  we do see some reasons for caution as we look out to the rest of Q2,” said Alex Davern, NI COO and CFO. “However, we are confident in our long-term opportunity and are successfully executing on our plan to aggressively increase our R&D and field sales personnel in 2011."

NI expects revenue for Q2 to be between $241 million and $255 million, an increase of between 14 and 20 percent over Q2 2010. The company expects fully diluted EPS will be in the range of $0.19 to $0.27 for Q1, with non-GAAP fully diluted EPS expected to be in the range of $0.23 to $0.31.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, operating expenses, operating income, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- month periods ending March 31, 2011 and 2010, on a GAAP and non-GAAP basis. When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense or amortization of acquired intangibles that are non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for the purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. This news release also discloses the company’s earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA diluted EPS for the three-month periods ended March 31, 2011 and 2010. The company also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information

Interested parties can listen to the Q1 2011 conference call today, April 28, beginning at 4:00 p.m. CDT, at www.ni.com/call. Replay information is available by calling (888) 203-1112, confirmation code #8955082, shortly after the call through May 3 at 7:00 p.m. CDT.

National Instruments Reports Record First Quarter Revenue and Profit
April 28, 2011

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to continuing to drive growth in strategic platforms, being confident in our long-term opportunity, plans to aggressively increase our R&D and field sales personnel in 2011  and our Q2 guidance for revenue and GAAP and non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, component shortages, delays in the release of new products, fluctuations in customer demand for NI products, the company’s ability to continue to control its operating expenses, manufacturing inefficiencies, the outcome of events in Japan and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2010, its Form 10-Q for the quarter ended March 31, 2011, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 30,000 different companies worldwide, with its largest customer representing approximately 4 percent of revenue in 2010 and no one industry representing more than 15 percent of revenue. Headquartered in Austin, Texas, NI has approximately 5,500 employees and direct operations in more than 40 countries. For the past 12 years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

CompactRIO, LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

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National Instruments Reports Record First Quarter Revenue and Profit April 28, 2011 Page 4 National Instruments
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$254,594	$219,447
Short-term investments	130,460	131,215
Accounts receivable, net	132,148	127,214
Inventories, net	134,408	117,765
Prepaid expenses and other current assets	25,459	36,239
Deferred income taxes, net	19,792	18,838
Total current assets	696,861	650,718

Property and equipment, net	164,288	160,410
Goodwill	70,768	70,278
Intangible assets, net	51,928	52,816
Other long-term assets	27,584	25,460
Total assets	$1,011,429	$959,682

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$36,615	$33,544
Accrued compensation	22,952	27,734
Deferred revenue	77,787	71,650
Accrued expenses and other liabilities	14,081	16,538
Other taxes payable	14,805	16,846
Total current liabilities	166,240	166,312

Deferred income taxes	29,697	29,477
Liability for uncertain tax positions	16,416	14,953
Other long-term liabilities	4,694	4,395
Total liabilities	$217,047	$215,137

Stockholders' equity:
Preferred stock	-	-
Common stock	1,190	786
Additional paid-in capital	431,726	408,106
Retained earnings	354,956	336,363
Accumulated other comprehensive income (loss)	6,510	(710)
Total stockholders' equity	$794,382	$744,545
Total liabilities and stockholders' equity	$1,011,429	$959,682

National Instruments Reports Record First Quarter Revenue and Profit April 28, 2011 Page 5 National Instruments
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	March 31,
	(Unaudited)
	2011	2010
Net sales:
Product	$218,610	$175,395
Software maintenance	19,240	15,696
Total net sales	237,850	191,091

Cost of sales:
Cost of product	$50,958	$42,262
Cost of software maintenance	1,518	980
Total cost of sales	52,476	43,242

Gross profit	$185,374	$147,849

Operating expenses:
Sales and marketing	$87,155	$74,441
Research and development	42,868	38,546
General and administrative	18,839	15,340
Total operating expenses	$148,862	$128,327

Operating income	$36,512	$19,522

Other income (expense):
Interest income	$341	$300
Net foreign exchange (loss)	(223)	(698)
Other income, net	446	348

Income before income taxes	$37,076	$19,472

Provision for income taxes	6,615	1,119

Net income	$30,461	$18,353

Basic earnings per share	$0.26	$0.16
Diluted earnings per share	$0.25	$0.16

Weighted average shares outstanding -
basic	118,693	116,070
diluted	120,443	117,652

Dividends declared per share	$0.10	$0.09

National Instruments Reports Record First Quarter Revenue and Profit April 28, 2011 Page 6 National Instruments
Consolidated Statements of Cash Flows
(in thousands)
	Three Months Ended
	March, 31
	(Unaudited)
	2011	2010
Cash flow from operating activities:
Net income	$30,461	$18,353
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	10,973	9,442
Stock-based compensation	4,590	4,916
Tax expense (benefit) from deferred income taxes	(560)	1,709
Tax expense (benefit) from stock option plans	(1,327)	1,587
Changes in operating assets and liabilities:
Accounts receivable	(4,933)	(613)
Inventories	(16,643)	(3,006)
Prepaid expenses and other assets	14,995	(297)
Accounts payable	3,071	3,618
Deferred revenue	6,137	3,730
Taxes and other liabilities	(5,134)	2,162
Net cash provided by operating activities	$41,630	$41,601

Cash flow from investing activities:
Capital expenditures	(9,580)	(5,271)
Capitalization of internally developed software	(3,731)	(3,404)
Additions to other intangibles	(436)	(543)
Acquisition, net of cash received	-	(2,191)
Purchases of short-term investments	(27,176)	(35,823)
Sales and maturities of short-term investments	27,931	9,037
Net cash (used by) investing activities	$(12,992)	$(38,195)

Cash flow from financing activities:
Proceeds from issuance of common stock	17,050	22,341
Repurchase of common stock	-	(30,935)
Dividends paid	(11,868)	(10,072)
Tax (expense) benefit from stock option plans	1,327	(1,587)
Net cash provided (used) by financing activities	$6,509	$(20,253)

Net change in cash and cash equivalents	35,147	(16,847)
Cash and cash equivalents at beginning of period	219,447	201,465
Cash and cash equivalents at end of period	$254,594	$184,618

National Instruments Reports Record First Quarter Revenue and Profit April 28, 2011 Page 7 Detail of GAAP charges related to stock-based compensation and amortization of acquisition intangibles
(Unaudited)

	Three Months Ended
	March 31,

	2011	2010
Stock-based compensation
Cost of sales	$317	$362
Sales and marketing	1,922	2,104
Research and development	1,686	1,765
General and administrative	665	685
Provision for income taxes	(1,840)	(1,545)
Total	$2,750	$3,371

Amortization of acquisition intangibles
Cost of sales	$1,004	$722
Sales and marketing	77	122
Research and development	-	-
General and administrative	-	-
Provision for income taxes	(350)	(253)
Total	$731	$591

National Instruments Reports Record First Quarter Revenue and Profit April 28, 2011 Page 8 National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010

Reconciliation of Gross Profit to Non-GAAP Gross Profit

Gross profit, as reported	$185,374	$147,849
Stock-based compensation	317	362
Amortization of acquisition intangibles	1,004	722
Non-GAAP gross profit	$186,695	$148,933

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

Operating expenses, as reported	$148,862	$128,327
Stock-based compensation	(4,273)	(4,554)
Amortization of acquisition intangibles	(77)	(122)
Non-GAAP operating expenses	$144,512	$123,651

Reconciliation of Operating Income to Non-GAAP Operating Income

Operating income, as reported	$36,512	$19,522
Stock-based compensation	4,590	4,916
Amortization of acquisition intangibles	1,081	844
Non-GAAP operating income	$42,183	$25,282

Reconciliation of Income before Income Taxes to Non-GAAP Income before Income Taxes

Income before income taxes, as reported	$37,076	$19,472
Stock-based compensation	4,590	4,916
Amortization of acquisition intangibles	1,081	844
Non-GAAP income before income taxes	$42,747	$25,232

Reconciliation of Provision for Income Taxes to Non-GAAP Provision For Income Taxes

Provision for income taxes, as reported	$6,615	$1,119
Stock-based compensation	1,840	1,545
Amortization of acquisition intangibles	350	253
Non-GAAP provision for income taxes	$8,805	$2,917

National Instruments Reports Record First Quarter Revenue and Profit
April 28, 2011

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and Diluted EPS

(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net income, as reported	$30,461	$18,353
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	2,750	3,371
Amortization of acquisition intangibles, net of tax effect	731	591
Non-GAAP net income	$33,942	$22,315

Basic EPS, as reported	$0.26	$0.16
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	$0.02	$0.03
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.00
Non-GAAP basic EPS	$0.29	$0.19

Diluted EPS, as reported	$0.25	$0.16
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.02	$0.03
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.00
Non-GAAP diluted EPS	$0.28	$0.19

Weighted average shares outstanding -
Basic	118,693	116,070
Diluted	120,443	117,652

Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net income, as reported	$30,461	$18,353
Adjustments to reconcile net income to EBITDA:
Interest income	(341)	(300)
Taxes	6,615	1,119
Depreciation and amortization	10,973	9,442
EBITDA	$47,708	$28,614

Diluted EPS, as reported	$0.25	$0.16
Adjustment to reconcile diluted EPS to EBITDA
Interest income	$(0.00)	$(0.00)
Taxes	$0.06	$0.00
Depreciation and amortization	$0.09	$0.08
EBITDA diluted EPS	$0.40	$0.24

Weighted average shares outstanding - Diluted	120,443	117,652

National Instruments Reports Record First Quarter Revenue and Profit April 28, 2011 Page 10 National Instruments
Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three months ended
	June 30, 2011

	Low	High
GAAP Fully Diluted EPS, guidance	$0.19	$0.27
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.03	$0.03
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01

Non-GAAP diluted EPS, guidance	$0.23	$0.31